Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Textura Corporation of our report dated January 9, 2013 relating to the consolidated financial statements of Submittal Exchange, LLC, which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-187745).  We also consent to the reference to us under the heading “Experts” in Amendment No. 4 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 5, 2013